                                                                   EXHIBIT 10.17


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Murray Hill Inn Associates, A Limited Partnership
By its General Partner The Boyle Group, A Limited Partnership
By its General Partner, Murray Hill 91, Inc., By William A. Boyle III, President

                                                      Landlord


                                       TO


Barringer Technologies Inc.



                                                      Tenant




                                     LEASE



PREMISES


219 South Street, New Providence, New Jersey
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

                                     INDEX

ARTICLE                             CAPTION                              PAGE

  1.       Demise, Premises, Term, Rents ..................................
  2.       Use ............................................................
  3.       Preparation of the Demised Premises ............................
  4.       When Demised Premises Ready for Occupancy ......................
  5.       Adjustment of Rents ............................................
  6.       Subordination, Notice to Lessors and
            Mortgagees ....................................................
  7.       Quiet Enjoyment ................................................
  8.       Assignment, Mortgaging, Subletting .............................
  9.       Compliance with Laws and Requirements of
           Public Authorities .............................................
  10.      Insurance ......................................................
  11.      Rules and Regulations ..........................................
  12.      Tenant's Changes ...............................................
  13.      Tenant's Property ..............................................
  14.      Repairs and Maintenance ........................................
  15.      Electricity ....................................................
  16.      Heat, Ventilation and Air Conditioning .........................
  17.      Landlord's Other Services ......................................
  18.      Access, Changes in Building Facilities, Name ...................
  19.      Notices of Accidents, etc. .....................................
  20.      Non-Liability and Indemnification ..............................

ARTICLE                             CAPTION                              PAGE

  21.      Destruction or Damage ..........................................
  22.      Eminent Domain .................................................
  23.      Surrender ......................................................
  24.      Conditions of Limitation .......................................
  25.      Re-Entry By Landlord ...........................................
  26.      Damages ........................................................
  27.      Waivers ........................................................
  28.      No Other Waivers Or Modifications ..............................
  29.      Curing Tenant's Defaults, Additional Rent ......................
  30.      Broker .........................................................
  31.      Notices ........................................................
  32.      Estoppel Certificate, Memorandum ...............................
  33.      Arbitration ....................................................
  34.      No Other Representations, Construction, Governing Law ..........
  35.      Security .......................................................
  36.      Parties Bound ..................................................
  37.      Certain Definitions And Constructions ..........................
           Testimonium, Signatures and Seals ..............................
           Acknowledgments ................................................
           Exhibit A -       Description of Land
                   B -       Floor Plans
                   C -       Separate Work Letter
                   D -       Rules and Regulations
                   E -       Definitions
  38.      Representatives Authorized .....................................
  39.      Option  to Renew ...............................................

         LEASE, dated February 17, 1993, between Murray Hill Inn Associates, A Limited Partnership by its General Partner The Boyle Company, A Limited Partnership By its General Partner, Murray Hill 91, Inc., By William A. Boyle III, President

       (hereinafter called "Landlord"), and Barringer Technologies, Inc.
                             ,a Delaware corporation,

having an office at

(hereinafter called "Tenant").


                              W I T N E S S E T H:

                                   ARTICLE 1

                         DEMISE, PREMISES, TERM, RENTS

         1.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the premises hereinafter described, in the building located at 219 South Street at the Murray Hill Inn and Office Park, New Providence, New Jersey (the "Building"), on the parcel of land more particularly described in Exhibit A (the "Land"), for the term hereinafter stated, for the rents hereinafter reserved and upon and subject to the conditions (including limitations, restrictions and reservations) and covenants hereinafter provided. Each party hereby expressly covenants and agrees to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed.

         1.02 The premises hereby leased to Tenant are Suite 200, northwest corner of the 2nd floors of the Building, as shown on the floor plan annexed hereto as Exhibit B, having a rentable area of 4064 square feet. Said premises together with all fixtures and equipment which at the commencement, or during the term, of this lease are thereto attached (except items not deemed to be included therein and removable by Tenant as provided in Article 14) constitute and are hereinafter called the "Demised Premises".

         1.03 The term of this lease, for which the Demised Premises are hereby leased, shall commence on a date (herein called the "Commencement Date") which shall be (i) the day on which the

8/1/93 - 3/31/94                5,283.20                        42,265.60
4/1/94 - 3/31/95                5,283.20                        63,398.40
4/1/95 - 3/31/96                5,892.80                        70,713.60
4/1/96 - 3/31/97                5,892.80                        70,713.60
4/1/97 - 3/31/98                5,892.80                        70,713.60

Demised Premises are ready for occupancy (as defined in Article 4) or (ii) the day Tenant, or anyone claiming under or through Tenant, first occupies the Demised Premises for business, whichever occurs earlier, and shall end at noon of the last day of the calendar month in which occurs the day preceding the fifth anniversary of the Commencement Date, which ending date is hereinafter called the "Expiration Date", or shall end on such earlier date upon which said term may expire or be canceled or terminated pursuant to any of the conditions or covenants of this lease or pursuant to law. Promptly following the Commencement Date the parties hereto (hereinafter sometimes referred to as the "Parties") shall enter into a supplementary agreement fixing the dates of the Commencement Date and the Expiration Date and if they cannot agree thereon within fifteen (15) days after Landlord's request therefor, such dates shall be determined by arbitration in the manner provided in Article 34. Target date for occupancy is anticipated to be April 1, 1993.

         The rents reserved under this lease, for the term thereof, shall be and consist of

         (a)      Fixed rent of $42,265.00 for the first year;
                  $63,398.40 for the second year;
                  $70,713.60 for the third year;
                  $70,713.60 for the fourth year; and
                  $70,713.60 for the fifth year, Totaling $317,804.80 for the five-year term, which shall be payable in equal monthly installments commencing on the anniversary date of the 6th month of occupancy until the 12 month of occupancy $5,283.20; $5,283.20 for the second year; $5,892.80 during the third year; $5,892.80 during the fourth year; and $5,892.80 during the fifth year and every calendar month during the term of this lease (except that Tenant shall pay, upon the execution and delivery of this lease by Tenant, the sum of $5,283.20 to be applied against the first installment or installments of fixed rent becoming due under this lease), and

         (b) additional rent consisting of all such other sums of money as shall become due from and payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same remedies as for a default in payment of fixed rent), all to be paid to Landlord at its office, or such other place, or to such agent and at such place, as Landlord may designate by notice to Tenant, in lawful money of the United States of America.

         1.05. Tenant shall pay the fixed rent and additional rent herein reserved promptly as and when the same shall become due and payable, without demand therefor and without any abatement, deduction or setoff whatsoever except as expressly provided in this lease.

         1.06. If the Commencement Date occurs an a day other than the first day of a calendar month, the fixed rent for such calendar month shall be prorated and the balance of the first month's fixed rent theretofore paid shall be credited against the next monthly installment of fixed rent.


                                   ARTICLE 2

                                      USE

         2.01 Tenant shall use and occupy the Demised Premises for executive and general offices for the transaction of Tenant's business which is the sale and servicing of medical and chemical testing equipment.

                                                          and for no other
purpose.

         2.02. If any governmental license or permit, other than a Certificate of Occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof, and if failure to secure such license or permit would in any way affect Landlord, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit.

         2.03. Tenant shall not at any time use or occupy, or do or permit anything to be done in the Demised Premises, in violation of the Certificate of Occupancy (or other similar municipal ordinance) governing the use and occupation of the Demised Premises or for the Building.

                                       3.

                                   ARTICLE 3

                      PREPARATION OF THE DEMISED PREMISES

         3.01. The Demised Premises shall be completed and prepared for Tenant's occupancy in the manner, and subject to the terms, conditions and covenants, set forth in Exhibit C. The facilities, materials and work so to be furnished, installed and performed in the Demised Premises by Landlord at its expense are hereinafter and in paragraph 3 of Exhibit C referred to as "Landlord's Work". Such other installations, materials and work which may be undertaken by or for the account of Tenant to equip, decorate and furnish the Demised Premises for Tenant's occupancy, commonly called finishing trades work, are hereinafter and in Exhibit C called "Tenant's Finish Work".

                                   ARTICLE 4

                   WHEN DEMISED PREMISES READY FOR OCCUPANCY

         4.01. The Demised Premises shall be deemed ready for occupancy on the earliest date on which all of the following conditions have been met.

                  (a) A certificate of occupancy (temporary or final) has been issued by the applicable governmental authorities, permitting Tenant's use of the Demised Premises for the purposes for which the same have been leased.

                  (b) Landlord's Work, and so much of Tenant's Finish Work as Landlord shall have undertaken, in the Demised Premises have been substantially completed; and same shall be so deemed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment, or decoration remain to be performed, the noncompletion of which does not materially interfere with Tenant's use of the Demised Premises.

                  (c) Reasonable means of access and facilities necessary to Tenant's use and occupancy of the Demised Premises, including corridors, elevators and stairways, and heating, ventilating, air conditioning, sanitary, water, and electrical facilities, have been installed and are in reasonably good operating order and available to Tenant.

                                       4.

         4.02. If the occurrence of any of the conditions listed in Section 4.01, and thereby the making of the Demised Premises ready for occupancy, shall be delayed due to any act or omission of Tenant or any of its employees, agents or contractors or any failure (not due to any act or omission of Landlord or any of its employees, agents or contractors) to plan or execute Tenant's Finish Work diligently and expeditiously, which shall continue after Landlord shall have given Tenant reasonable notice that such act, omission or failure would result in delay, and such delay shall have been unavoidable by Landlord in the exercise of reasonable diligence and prudence, the Demised Premises shall be deemed ready for occupancy on the date when they would have been ready but for such delay.


         4.03. If and when Tenant shall take actual possession of the Demised Premises, it shall be conclusively presumed that the same were in satisfactory condition (except for latent defects) as of the date of such taking of possession, unless within fifteen (15) days after such date Tenant shall give Landlord notice specifying the respects in which the Demised Premises were not in satisfactory condition.


                                   ARTICLE 5

                              ADJUSTMENTS OF RENTS

         5.01. For the purpose of Sections 5.01-5.03:

                  (a) "Taxes " shall mean real estate taxes, special and extraordinary assessments and governmental levies against the Land and Building of which the Demised Premises are a part.

                  (b) "Base Tax Rate" shall mean the assessed valuation of the Land and Building, as finally determined following completion of construction and issuance of a final certificate of occupancy therefor (or such equivalent certification if Certificates of Occupancy not be used), multiplied by the tax rate for the Tax Year 1993 (the "Base Year").

                  (c) "Tax Year" shall mean the fiscal year for which taxes are levied by the governmental authority.

                  (d) "Operational Year" shall mean each calendar year after the Base Year;

                                       5.

         * (e) "Tenant's Proportionate Share of Increase" shall mean 12.7% multiplied by the increase in Taxes for the Operational Year over the Base Tax Rate. For purposes hereof, the Tenant's Proportionate Share of Increase has been computed based upon a total square footage of the Building equal to 32,100 square feet, and a total square footage of the Demised Premises equal to 4,064 square feet.

         (f) "Tenant's Projected Share of Increase" shall mean Tenant's Proportionate Share of Increase for the Operational and Projected operational Year divided by twelve (12) and payable monthly by Tenant to Landlord as additional rent.


5.02. After the expiration of the Base year and any Operational Year, Landlord shall furnish Tenant a written statement of the Taxes incurred for such Base Year or Operational Year. Within thirty (30) days after receipt of such statement for any Operational Year setting forth Tenant's proportionate Share of Increase, Tenant shall pay same to Landlord as additional rent, subject to the provisions of Section 5.03 hereof.


*        Plus 12.7% of 40% of the land tax

                                       5a

         5.03. Commencing with the first Operational Year after Landlord shall be entitled to receive Tenant's Proportionate Share of Increase, Tenant shall pay to Landlord as additional rent for the then Operational Year, Tenant's Projected Share of Increase. If the statement furnished by Landlord to Tenant pursuant to Section 5.02 at the end of the then Operational Year shall indicate that Tenant's Projected Share of Increase exceeded Tenant's Proportionate Share of Increase, Landlord shall forthwith either (a) pay the amount of excess directly to Tenant concurrently with the notice or (b) permit Tenant to credit the amount of such excess against the subsequent payment of rent due hereunder. If such statement furnished by Landlord to Tenant hereunder shall indicate that the Tenant's Proportionate Share of Increase exceeded Tenant's Projected Share of Increase for the then Operational Year, Tenant shall forthwith pay the amount of such excess to Landlord.

         5.04. As used in Sections 5.04-5.06.

                  (a) Operating Expenses shall mean any or all expenses incurred by Landlord in connection with the operation of the Building of which the Demised Premises are a part, including all expenses incurred as a result of Landlord's compliance with any of its obligations hereunder other than Landlord's Work and such expenses shall include: (i) salaries, wages, medical, surgical and general welfare benefits, (including group life insurance) and pension payments of employees of Landlord engaged in the operation and maintenance of the Building, (ii) payroll taxes, workmen's compensation, uniforms and dry cleaning for the employees referred to in subdivision (i), (iii) the cost of all charges for oil, gas, electricity (including, but not limited to, fuel cost adjustments), steam, heat, ventilation, air conditioning and water, (including sewer rental and assessments) furnished to the Building (including common areas thereof) including any taxes on any such utilities, but excluding therefrom the cost, including taxes thereon, of electric energy furnished directly to the Demised Premises for purposes other than for heating and air-conditioning (which costs shall be borne by Tenant pursuant to the provisions of Article 15 hereof), (iv) the cost of all charges for rent, casualty, war risk insurance (if obtainable from the United States government) and of liability insurance for the Building; (v) the cost of all building and cleaning supplies for the common areas of the Building and charges for telephone for the Building; and (vi) the cost of all charges for management, window cleaning and services contracts with independent contractors for the common areas of the Building.

                                       6.

                (b) "Operational Year" shall mean each calendar year after the Base Year as hereinafter defined.

                (c) "Base Year" shall be calendar year 1993, except that with respect to furnishing of electrical energy the base year shall mean the rates in effect as of January 1, 1993.

                (d) "Tenant's Proportionate Share of Increase" shall mean 12.7% multiplied by the increase in Operating Expenses for the Operational Year over Operating Expenses in the Base Year. For purposes hereof, the Tenant's Proportionate Share of Increase has been computed based upon a total square footage of the Building equal to 32,100 square feet, and a total square footage of the Demised Premises equal to 4,064 square feet.

                (e) "Tenant's Projected Share of Increase" shall mean Tenant's Proportionate Share of Increase for the prior Operational Year divided by twelve (12) and payable monthly by Tenant to Landlord as additional rent.

        5.05. After the expiration of the Base Year and any Operational Year, Landlord shall furnish Tenant a written detailed statement of the Operating Expenses incurred for such Base Year or Operational Year. Within thirty (30) days after receipt of such statement for any Operational Year setting forth Tenant's Proportionate Share of Increase, Tenant shall pay same to Landlord as additional rent, subject to the provisions of Section 5.06 hereof.

        5.06. Commencing with the first Operational Year after Landlord shall be entitled to receive Tenant's Proportionate Share of Increase, Tenant shall pay to Landlord as additional rent for the then Operational year, Tenant's Projected Share of Increase. If the statement furnished by Landlord to Tenant pursuant to Section 5.05 at the end of the then Operational Year shall indicate that Tenant's Projected Share of Increase exceeded Tenant's Proportionate Share of Increase, Landlord shall forthwith either (a) pay the amount of excess directly to Tenant concurrently with the notice or (b) permit Tenant to credit the amount of such excess against the subsequent payment of rent due hereunder. If such statement furnished by Landlord to Tenant hereunder shall indicate that the Tenant's Proportionate Share of Increase exceeded Tenant's Projected Share of Increase for the then Operational Year, Tenant shall forthwith pay the amount of such excess to Landlord.

        5.07. Every notice given by Landlord pursuant to Section 5.05 shall be conclusive and binding upon Tenant unless (1) within a sixty (60) days after the receipt of such notice

Tenant shall notify Landlord that it disputes the correctness of the notice, specifying the particular respects in which the notice is claimed to be incorrect, and (ii) if such dispute shall not have been settled by agreement, shall submit the dispute to arbitration within ninety (90) days after receipt of the notice. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall within thirty (30) days after receipt of such notice, pay additional rent in accordance with Landlord's notice and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay Tenant the amount of Tenant's overpayment of rents resulting from compliance with Landlord's statement.

                                    ARTICLE 6

                SUBORDINATION, NOTICE TO LESSORS AND MORTGAGEES

         6.01. This lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all ground leases, overriding leases and underlying leases of the Land and/or the Building now or hereafter existing and to all mortgages which may now or hereafter affect the Land and/or the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver any instrument that Landlord, the lessor of any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. The leases to which this lease is, at the time referred to, subject and subordinate pursuant to this Article are hereinafter sometimes called "superior leases" and the mortgages to which this lease is, at the time referred to, subject and subordinate are hereinafter sometimes called "superior mortgages", the lessor of a superior lease or its successor in interest at the time referred to is sometimes hereinafter called a "lessor", and the holder of a superior mortgage or its successor in interest at the time referred to is sometimes hereinafter called a "superior mortgagee"

                                       8.

                                   ARTICLE 7

                                QUIET ENJOYMENT

         7.01. So long as Tenant pays all of the fixed rent and additional rent due hereunder and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises subject, nevertheless, to the obligations of this lease and, as provided in Article 6, to the superior leases and the superior mortgages.

                                   ARTICLE 8

                       ASSIGNMENT, MORTGAGING, SUBLETTING

         8.01. Neither this lease, nor the term and estate hereby granted, nor any part hereof or thereof, nor the interest of Tenant in any sublease, or the rentals thereunder, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant, and neither the Demised Premises, nor any part thereof shall be encumbered in any manner by reason of any act or omission on the part of Tenant or anyone claiming under or through Tenant, or shall be sublet, or offered or advertised for subletting, or be used or occupied or permitted to be used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Tenant or for any purpose other than as permitted by this lease, without the prior written consent of Landlord in every case, except as expressly otherwise provided in this Article.


         8.02. If this lease be assigned, whether or not in violation of the provisions of this lease, Landlord may collect rent from the assignee. If the Demised Premises or any part thereof be sublet or be used or occupied by anybody other than Tenant, whether or not in violation of this lease, Landlord may, after default by Tenant and expiration of Tenant's time to cure such default, collect rent from the undertenant or occupant. In either event, Landlord may apply the net amount collected to the rents herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 8.01, or the acceptance of the assignee, undertenant or occupants as tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this lease. The consent by Landlord to assignment, mortgaging, underletting or use or occupancy by others shall not in any wise be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging or underletting at use or occupancy by others not expressly permitted by this Article.

         8.03. Provided Tenant complies with the following conditions Landlord shall not unreasonably withhold its consent to the subletting of the entire Demised Premises:

                 (a) Tenant shall submit in writing to Landlord (i) the name of the proposed subtenant, (ii) the nature and character of the proposed subtenant's business, (iii) the terms and conditions of the proposed sublease and (iv) such reasonable financial information as Landlord may request regarding the proposed subtenant;

                  (b) If Tenant requests the right to sublease, the Landlord, at Landlord's election, may (i) elect to sublease the Demised Premises directly from Tenant upon the same terms and conditions offered to the proposed subtenant, or (ii) cancel this lease, in which event Tenant agrees to surrender all of its right, title and interest hereunder and Landlord may thereafter enter into a direct lease with the proposed subtenant or with any other persons as Landlord may desire, or (iii) consent to the subletting. Landlord's election under this subdivision
         (b) shall be made within thirty (30) days after the information set forth in subdivision (a) hereof has been received by Landlord;

                  (c) If Tenant has obtained consent to such proposed subletting by any superior lessor and/or superior mortgagee, provided such superior lessor and/or superior mortgagee requires consent to the subletting.


         8.04. Tenant shall remain fully liable for the performance of all of Tenant's obligations hereunder notwithstanding any subletting provided for herein, and without limiting the generality of the foregoing, shall remain fully responsible and liable to Landlord for all acts and omissions of any subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this lease and any such violation shall be deemed to be a violation by Tenant.

                                      10.

         8.05. Notwithstanding any assignment and assumption by the assignee of the obligations of Tenant hereunder, Tenant herein named, or any immediate or remote successor in interest of Tenant herein named, shall remain liable jointly and severally (as a primary obligor) with its assignee and all subsequent assignees for the performance of Tenant's obligations hereunder.


                                   ARTICLE 9

                     COMPLIANCE WITH LAWS AND REQUIREMENTS
                             OF PUBLIC AUTHORITIES

         9.01. Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of public authority, and at its expense shall comply with all laws and requirements of public authorities which shall, with respect to the Demised Premises or the use and occupation thereof, or the abatement of any nuisance, impose any violation, order or duty on Landlord or Tenant, arising from (i) Tenant's use of the Demised Premises,
(ii) the manner of conduct of Tenant's business or operation of its installations, equipment or other property therein, (iii) any cause or condition created by or at the instance of Tenant, other than by Landlord's performance of any work for or on behalf of Tenant, or (iv) breach of any of Tenant's obligations hereunder. Furthermore, Tenant need not comply with any such law or requirement of public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Demised Premises, in accordance with Section 9.02.

         9.02. Tenant may, at its expense (and if necessary, in the name of but without expense to Landlord) contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any law or requirement of public authority, and Landlord shall cooperate with Tenant in such proceedings, provided that

                                      11.

                  (a) Tenant shall defend, indemnify and hold harmless Landlord against all liability, loss or damage which Landlord shall suffer by reason of such non-compliance or contest, including reasonable attorney's fees and other expenses reasonably incurred by Landlord;

                  (b) Such non-compliance or contest shall not constitute or result in any violation of any superior lease or superior mortgage, or if such superior lease and/or superior mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and

                  (c) Tenant shall keep Landlord advised as to the status of such proceedings.

                                   ARTICLE 10

                                   INSURANCE

         10.01. Tenant shall not violate, or permit the violation of, any condition imposed by the standard fire insurance policy then issued for office buildings in the county which the Demised Premises are situate, and shall not do, or permit anything to be kept in the Demised Premises which would increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect, (unless Tenant pays the resulting increased amount of premium as provided in Section 10.02) or which would result in insurance companies of good standing refusing to insure the Building or any of such property in amounts and at normal rates reasonably satisfactory to Landlord. However, Tenant shall not be subject to any liability or obligation under this Section by reason of the proper use of the Demised Premises for the purposes permitted by Article 2.


         10.02. If, by reason of any act or omission on the part of Tenant, the rate of fire insurance with extended coverage on the Building or equipment or other property of Landlord or other tenants shall be higher than it otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord because of such act or omission on the part of Tenant, which sum shall be deemed to be additional rent and collectible as such.

                                      12.

         10.03. In the event that any dispute should arise between Landlord and Tenant concerning insurance rates, a schedule or "make up" of rates for the Building or the Demised Premises, as the case may be, issued by the Fire Insurance Rating Organization of New Jersey or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be presumptive evidence of the facts therein stated and of the several items and charges in the fire insurance rates with extended coverage then applicable to such premises.

         10.04. Tenant shall obtain and keep in full force and effect during the term of this Lease at its own cost and expense Public Liability Insurance, such insurance to afford protection in an amount of not less than $500,000 for injury or death to any one person, $1,000,000 for injury or death arising out of any one occurrence, and $50,000 for damage to property, protecting and naming the Landlord and the Tenant as insureds against any and all claims for personal injury, death or property damage occurring in, upon, adjacent, or connected with the Demised Premises and any part thereof.

                                             Said insurance is to be written on
a form reasonably satisfactory to Landlord by good and solvent insurance companies of recognized standing, admitted to do business in the State of New Jersey which shall be reasonably satisfactory to the Landlord. Tenant shall pay all premiums and charges therefor and upon failure to do so Landlord may, but shall not be obligated, to make such payments, and in such latter event the Tenant agrees to pay the amount thereof to Landlord on demand and said sum shall be deemed to be additional rent and in each instance collectible on the first day of any month following the date of notice to Tenant in the same manner as though it were rent originally reserved hereunder. Tenant will use its best efforts to include in such Public Liability Insurance policy a provision to the effect that same will be non-cancellable, except upon reasonable advance written notice to Landlord. The original insurance policies or appropriate certificates shall be deposited with Landlord together with any renewals, replacements or endorsements to the end that said insurance shall be in full force and effect for the benefit of the Landlord during the term of this Lease. In the event Tenant shall fail to procure and place such insurance, the Landlord may, but shall not be obligated to, procure and place same, in which event the amount

                                      13.

of the premium paid shall be refunded by Tenant to Landlord upon demand and shall in each instance be collectible on the first day of the month or any subsequent month following the date of payment by Landlord, in the same manner as though said sums were additional rent reserved hereunder.

         10.05. Each party agrees to use its best efforts to include in each of its insurance policies (insuring the Building and Landlord's property therein and rental value thereof in the case of Landlord, and insuring Tenant's property and business interest in the Demised Premises (business interruption insurance) in the case of Tenant, against loss, damage or destruction by fire or other casualty) a waiver of the insurer's right of subrogation against the other party, or if such waiver should be unobtainable or unenforceable (a) an express agreement that such policy shall not be invalidated if the assured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty or (b) any other form of permission for the release of the other party. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable without additional charge or at all, the insured party shall so notify the other party promptly after learning thereof. In such case, if the other party shall so elect and shall pay the insurer's additional charge therefor, such waiver, agreement or permission shall be included in the policy, or the other party shall be named as an additional assured in the policy. Each such policy which shall so name a party hereto as an additional assured shall contain, if obtainable, agreements by the insurer that the policy will not be cancelled without at least ten (10) days prior notice to both assureds and that the act or omission of one assured will not invalidate the policy as to the other assured. Any failure by Tenant, if named as an additional assured, promptly to endorse to the order of Landlord, without recourse, any instrument for the payment of money under or with respect to the policy of which Landlord is the owner or original or primary assured, shall be deemed a default under this Lease.

         10.06. Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property (including rental value or business interruption) occurring during the term of this Lease and with respect and to the extent to which it is insured under a policy or policies containing a waiver

                                      14.

of subrogation or permission to release liability or naming the other party as an additional assured, as provided in Sections 10.04 and 10.05. If notwithstanding the recovery of insurance proceeds by either party for loss, damage or destruction of its property (or rental value or business interruption) the other party is liable to the first party with respect thereto or is obligated under this Lease to make replacement, repair or restoration or payment, then provided that the first party's right of full recovery under its insurance policies is not thereby prejudiced or otherwise adversely affected, the amount of the net proceeds of the first party's insurance against such loss, damage or destruction shall be offset against the second party's liability to the first party therefor, or shall be made available to the second party to pay for replacement, repair or restoration, as the case may be.

         10.07. The waiver of subrogation or permission for release referred to in Section 10.05 shall extend to the agents of each party and its and their employees and, in the case of Tenant, shall also extend to all other persons and entities occupying, using or visiting the Demised Premises in accordance with the terms of this Lease, but only if and to the extent that, such waiver or permission can be obtained without additional charge (unless such party shall pay such charge). The releases provided for in Section 10.06 shall likewise extend to such agents, employees and other persons and entities, if and to the extent that such waiver or permission is effective as to them. Nothing contained in Section 10.06 shall be deemed to relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild or to nullify any abatement of rents provided for elsewhere in this Lease. Except as otherwise provided in Section 10.04, nothing contained in Sections 10.05 and 10.06 shall be deemed to impose upon either party any duty to procure or maintain any of the kinds of insurance referred to therein or any particular amounts or limits of any such kinds of insurance. However, each party shall advise the other, upon request, from time to time (but not more often than once a year) of all of the policies of insurance it is carrying of any of the kinds referred to in Section 10.05, and if it shall discontinue any such policy or allow it to lapse, shall notify the other party thereof with reasonable promptness. The insurance policies referred to in Sections 10.05 and 10.06 shall be deemed to include policies procured and maintained by a party for the benefit of its lessor, mortgagee or pledgee.

                                      15.

                                   ARTICLE 11

                             RULES AND REGULATIONS

        11.01. Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations annexed hereto as Exhibit D, and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate in writing to Tenant, which do not unreasonably affect the conduct of Tenant's business in the Demised Premises; provided, however, that in case of any conflict or inconsistency between the provisions of this lease and any of the Rules and Regulations as originally promulgated or as changed, the provisions of this lease shall control.


        11.02. Nothing in this lease contained shall be construed to impose upon Landlord any duty or obligation to Tenant to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant or its employees, agents or visitors. However, Landlord shall not enforce any of the Rules and Regulations in such manner as to discriminate against Tenant or anyone claiming under or through Tenant.


                                   ARTICLE 12

                                TENANT'S CHANGES


        12.01. Tenant shall make no changes, alterations, additions, installations, substitutions or improvements (hereinafter collectively called "changes", and, as applied to changes provided for in this Article, "Tenant's Changes") in and to the Demised Premises without the express prior written consent of Landlord.

                All proposed Tenant's Changes shall be submitted to Landlord for written approval at least sixty (60) days prior to the date Tenant intends to commence such changes, such submission to include all plans and specifications for the work to be done, proposed scheduling, and the estimated cost of completion of Tenant's Changes. If Landlord consents to Tenant's Changes, Tenant may commence and diligently prosecute to completion Tenant's Changes, under the direct supervision of Landlord.


                                      16.

                Tenant shall pay to Landlord a supervision fee (which shall include the cost of review of the proposed Tenant's Changes) equal to ten (10)% percent of the certified cost of completion of Tenant's Changes. Prior to the commencement of Tenant's changes, Tenant shall pay to Landlord ten (10%) percent of the estimated cost of completion (the "Estimated Payment") as additional rent. Within fifteen (15) days after completion of Tenant's Changes, Tenant shall furnish Landlord with a statement, certified by an officer or a principal of Tenant to be accurate and true of the total cost of completion of Tenant's Changes, (the "Total Cost"). If such certified statement furnished by Tenant shall indicate that the Estimated Payment exceeded ten (10%) percent of the Total Cost, Landlord shall forthwith either (a) pay the amount of excess directly to Tenant concurrently with the delivery of the certified statement or
(b) permit Tenant to credit the amount of such excess against the subsequent payment of rent due hereunder. If such certified statement furnished by Tenant shall indicate that ten (10%) percent of the Total Cost exceeded Tenant's Estimated Payment, Tenant shall, simultaneously with the delivery to Landlord of the certified statement pay the amount of such excess to Landlord as additional rent.


        12.02. Notwithstanding the provisions of Section 12.01, all proposed Tenant's Changes which shall affect or alter:

                (a) the outside appearance or the strength of the Building or of any of its structural parts;

                (b) any part of the Building outside of the Demised Premises;

                (c) the mechanical, electrical, sanitary and other service systems of the Building, or increase the usage of such systems,

shall be performed only by the Landlord, at a cost to be mutually agreed upon between Landlord and Tenant.


        12.03. Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Tenant's Changes and for final approval



                                      17.

thereof upon completion, and shall cause Tenant's Changes to be performed in compliance therewith and with all applicable laws and requirements of public authorities, and with all applicable requirements of insurance bodies, and in good and workmanlike manner, using new materials and equipment at least equal in quality and class to the original installations in the Building. Tenant's Changes shall be performed in such manner as not to unreasonably interfere with or delay, and (unless Tenant shall indemnify Landlord therefor to the latter's reasonable satisfaction) as not to impose any additional expense upon Landlord in the construction, maintenance or operation of the Building. Throughout the performance of Tenant's Changes, Tenant, at its expense, shall carry, or cause to be carried, workmen's compensation insurance in statutory limits and general liability insurance for any occurrence in or about the Building, of which Landlord and its agents shall be named as parties insured in such limits as Landlord may reasonably prescribe, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of Tenant's Changes and, on request, at reasonable intervals thereafter during the continuance of Tenant's Changes. If any of Tenant's Changes shall involve the removal of any fixtures, equipment or other property in the Demised Premises which are not Tenant's Property (as defined in Article 13), such fixtures, equipment or other property shall be promptly replaced, at Tenant's expense, with new fixtures, equipment or other property (as the case may be) of like utility and at least equal value unless Landlord shall otherwise expressly consent in writing, and Tenant shall deliver such removed fixtures to Landlord.


        12.04. Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant's Changes which shall be issued by any public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord against any and all mechanic's and other liens filed in connection with Tenant's Changes, including the liens of any security interest in, conditional sales of, or chattel mortgages upon, any materials, fixtures or articles so installed in and constituting part of the Demised Premises and against all costs, expenses and liabilities incurred in connection with any such lien, security interest, conditional sale or chattel mortgage or any action or proceeding brought thereon. Tenant, at its expense, shall



                                      18.

procure the satisfaction or discharge of all such liens within fifteen (15) days after Landlord makes written demand therefor. However, nothing herein contained shall prevent Tenant from contesting, in good faith and at its own expense, any such notice of violation, provided that Tenant shall comply with the provisions of Section 9.02.


        12.05. Tenant agrees that the exercise of its right pursuant to the provisions of this Article 12 shall not be done in a manner which would create any work stoppage, picketing, labor disruption or dispute or violate Landlord's union contracts affecting the Land and Building, nor interference with the business of Landlord or any Tenant or Occupant of the Building.


                                   ARTICLE 13

                               TENANT'S PROPERTY

        13.01. All fixtures, equipment, improvements and appurtenances, attached to or built into the Demised Premises at the commencement of or during the term of this lease, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as hereinafter in this Article expressly provided.


        13.02. All business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant, without expense to Landlord, and can be removed without permanent structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Demised Premises (all of which are sometimes called "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by it at any time during the term of this lease; provided that if any of Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Demised Premises or to the Building resulting from such removal. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant, without expense to Landlord, and shall not be considered Tenant's Property.



                                      19.

        13.03. At or before the Expiration Date, or the date of any earlier termination of this lease, or as promptly as practicable after such an earlier termination date, Tenant at its expense, shall remove from the Demised Premises all of Tenant's Property except such items thereof as Tenant shall have expressly agreed in writing with Landlord were to remain and to become the property of Landlord, and shall repair any damage to the Demised Premises or the Building resulting from such removal.


        13.04. Any other items of Tenant's Property (except money, securities and other like valuables) which shall remain in the Demised Premises after the Expiration Date or after a period of fifteen (15) days following an earlier termination date, may, at the option of the Landlord, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may be disposed of, without accountability, in such manner as Landlord may see fit, at Tenant's expense.


                                   ARTICLE 14

                            REPAIRS AND MAINTENANCE

        14.01. Tenant shall take good care of the Demised Premises. Tenant, at its expense, shall promptly make all repairs, ordinary or extraordinary, interior or exterior, structural or, otherwise, in and about the Demised Premises and the Building, as shall be required by reason of (i) the performance or existence of Tenant's Finish Work or Tenant's Changes, (ii) the installation, use or operation of Tenant's Property in the Demised Premises, (iii) the moving of Tenant's Property, in or out of the Building, or (iv) the misuse or neglect of Tenant or any of its employees, agents or contractors but Tenant shall not be responsible, and Landlord shall be responsible, for any of such repairs as are required by reason of Landlord's neglect or other fault in the manner of performing any of Tenant's Finish Work or Tenant's Changes which may


                                      20.

be undertaken by Landlord for Tenant's account or are otherwise required by reason of neglect or other fault of Landlord or its employees, agents or contractors. Except if required by the neglect or other fault of Landlord or its employees, agents or contractors, Tenant, at its expense, shall replace all scratched, damaged or broken doors or other glass in or about the Demised Premises and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Demised Premises and, for the repair and maintenance of all lighting fixtures therein.


        14.02. Landlord, at its expense, shall keep and maintain the Building and its fixtures, appurtenances, systems and facilities serving the Demised Premises, in good working order, condition and repair and shall make all repairs, structural and otherwise, interior and exterior, as and when needed in or about the Demised Premises, except for those repairs for which Tenant is responsible pursuant to any other provisions of this lease.

        14.03. Except as expressly otherwise provided in this lease, Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this lease, or required by law, to make in or to any portion of the Building or the Demised Premises, or in or to the fixtures, equipment or appurtenances of the Building or the Demised Premises, provided that Landlord shall use due diligence with respect thereto and shall perform such work, except in case of emergency, at times reasonably convenient to Tenant and otherwise in such manner as will not materially interfere with Tenant's use of the Demised Premises.


                                   ARTICLE 15

                                  ELECTRICITY

        15.01. Landlord shall furnish the electric energy that Tenant shall require in the Demised Premises. Tenant shall pay to Landlord, as additional rent, for all electric energy furnished to Tenant at the Demised Premises. Additional rent for such elec-tric energy shill be calculated and payable in the manner hereinafter set forth.


        15.02. Within a reasonable time after the commencement of the term of this lease, subsequent to Tenant's having taken occupancy of the Demised Premises and having installed and commenced the use of Tenant's electrical equipment, Landlord, at Tenant's sole expense, shall cause a survey to be made by a reputable independent electrical engineer or similar agency of the estimated use of electric energy (other than for heat and air conditioning) to the Demised Premises, and shall compute the cost thereof for the quantity so determined at prevailing retail rates. Tenant shall pay Landlord the cost of such electric energy, as so calculated, on a monthly basis, as additional rent, together with its payment of fixed rent.


        Until such time as Landlord shall complete the aforedescribed survey, Tenant shall pay to Landlord, each and every month, as additional rent, for and
on account of Tenant's electrical consumption, the sum of $       to be applied
against Tenant's obligations hereunder. Upon completion of the survey, there shall be an adjustment for the period from the Commencement Date through the date that the results of the survey shall be effectuated as shall be required. Landlord shall have the right, at any time, during the term of this lease, to cause the Demised Premises to be resurveyed. In the event that such resurvey shall indicate increased electrical consumption by Tenant at the Demised Premises, there shall be an adjustment in the amount paid by Tenant to Landlord for Tenant's electrical consumption in accordance with the survey as well as an adjustment retroactive to the date Landlord establishes Tenant's increase in electrical consumption in excess of the consumption established by the prior survey.


        Landlord shall submit to Tenant the results of any electrical survey and the same shall be deemed binding upon Tenant unless Tenant shall object to same within ninety (90) days of the date that Landlord shall furnish Tenant with the results of the survey. In the event that Landlord and Tenant cannot agree upon the results of a survey the same shall be submitted to arbitration in accordance with Article 33, provided, however, until such time as the arbitration shall have been concluded, the results of Landlord's survey shall be utilized for the purposes of determining Tenant's electrical consumption with an appropriate adjustment to be made based upon the results of the arbitration.

        15.03. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character or electric energy furnished to the Demised Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason. Landlord shall furnish and install all replacement lighting tubes, lamps, bulbs and ballasts required in the Demised Premises at Tenant's expense.


        15.04. Tenant's use of electric energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant shall not, without Landlord's prior written consent in each instance (which shall not be unreasonably withheld), connect any additional fixtures, appliances or equipment to the Building electric distribution system or make any alteration or addition to the electric system of the Demised Premises existing on the Commencement Date. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant upon Landlord's demand. As a condition to granting such consent, Landlord, at Tenant's sole expense, may cause a new survey to be made of the use of electric energy (other than for heating and air-conditioning) in order to calculate the potential additional electric energy to be made available to Tenant based upon the estimated additional capacity of such additional risers or other equipment. When the amount of such increase is so determined, and the estimated cost thereof is calculated, the amount of monthly additional rent payable pursuant to
Section 15.02 hereof shall be adjusted to reflect the additional cost, and shall be payable as therein provided.


        15.05. If the public utility rate schedule for the supply of electric current to the Building shall be increased during the term of this lease, the additional rent payable pursuant to Section 15.02 hereof shall be equitably adjusted to reflect the resulting increase in Landlord's cost of furnishing electric service to the Demised Premises effective as of the date of any increase. Landlord and Tenant agree that the rate charged to Tenant for electricity shall not be greater than the rate Tenant would have paid had the Demised Premises been separately metered.







                                      22 A

        15.06. Tenant agrees within three (3) months from the Commencement Date to submit to Landlord a list of fixtures and equipment utilizing electric current including, but not limited to, copying machines, computers and word processing equipment and equipment of a similar nature. On the first day of each calendar quarter thereafter, Tenant shall submit to Landlord a statement indicating any substantial changes in the list previously supplied as same may be updated by the required quarterly statements.




                                   ARTICLE 16

                     HEAT, VENTILATION AND AIR-CONDITIONING

                16.01. Landlord, at its expense, shall maintain and operate the heating, ventilating and air-conditioning systems (hereafter called "the systems") and shall furnish heat, ventilating and air-conditioning (hereinafter collectively called "air-conditioning service") in the Demised Premises through the systems, in compliance with the performance specifications in paragraph 3(C) of Exhibit C, as may be required for comfortable occupancy of the Demised Premises during regular hours (that is, generally customary daytime business hours, but not before 8:00 a.m., or after 6:00 p.m. weekdays) of business days (which term is used herein to mean all days except Saturdays, Sundays and days observed by the Federal or the state government as legal holidays) throughout the year. If Tenant shall require air-conditioning service at any other time (hereinafter called "after hours"), Landlord shall furnish such after hours air-conditioning service upon reasonable advance notice from Tenant, and Tenant shall pay Landlord's then established charges therefor on Landlord's demand.

                16.02. Use of the Demised Premises, or any part thereof, in a manner exceeding the design conditions (including occupancy and connected electrical load) specified in Exhibit C for air-conditioning service in the Demised Premises, or rearrangement of partitioning which interferes with normal operation of the air-conditioning in the Demised Premises, may require changes in the air-conditioning system servicing the Demised Premises. Such changes, so occasioned, shall be made by Landlord, at Tenant's expense, as Tenant's Changes pursuant to Article 12.



                                      23.

                                   ARTICLE 17

                           LANDLORD'S OTHER SERVICES

        17.01. Landlord, at its expense, shall provide public elevator service, passenger and service, by elevators serving the floor on which the Demised Premises are situated during regular hours of business days, and shall have at least one passenger elevator subject to call at all other times.


        17.02. Landlord, at its expense, shall cause the Demised Premises, including the exterior and the interior of the windows thereof, to be cleaned. Tenant shall pay to Landlord on demand the costs incurred by Landlord for (a) extra cleaning work in the Demised Premises required because of (i) misuse or neglect on the part of Tenant or its employees or visitors, (ii) use of portions of the Demised Premises for preparation, serving or consumption of food or beverages, data processing or reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) unusual quantity of interior glass surfaces, (iv) non-building standard materials or finishes installed by Tenant or at its request, and (b) removal from the Demised Premises and the Building of (i) so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business office occupancy. Landlord, its cleaning contractor and their employees shall have after-hours access to the Demised Premises and the free use of light, power and water in the Demised Premises as reasonably required for the purpose of cleaning the Demised Premises in accordance with Landlord's obligations hereunder.


        17.03. Landlord, at its expense, shall furnish adequate hot and cold water to each floor of the Building for drinking, lavatory and cleaning purposes, together with soap, towels and toilet tissue for each lavatory. If Tenant uses water for any other purpose Landlord, at Tenant's expense, shall install meters to measure Tenant's consumption of cold water and/or hot water for such other purposes and/or steam, as the case may be. Tenant shall pay for the quantities of cold water and hot water shown on such meters, at Landlord's cost thereof, on the rendition of Landlord's bills therefor.



                                      24.

        17.04. Landlord, at its expense, and at Tenant's request, shall insert initial listings on the Building directory of the names of Tenant, and the names of any of their officers and employees, provided that the names so listed shall not take up more than Tenant's Proportionate Share of the space on the Building directory. All Building directory changes made at Tenant's request after the Tenant's initial listings have been placed on the Building directory shall be made by Landlord at the expense of Tenant, and Tenant agrees to promptly pay to Landlord as additional rent the cost of such changes within ten (10) days after Landlord has submitted an invoice therefor.

        17.05. Landlord reserves the right, without any liability to Tenant, except as otherwise expressly provided in this lease, to stop service of any of the heating, ventilating, air conditioning, electric, sanitary, elevator or other Building systems serving the Demised Premises, or the rendition of any of the other services required of Landlord under this lease, whenever and for so long as may be necessary, by reason of accidents, emergencies, strikes or the making of repairs or changes which Landlord is required by this lease or by law to make or in good faith deems necessary, by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond Landlord's reasonable control.

        17.06. Landlord shall make available for Tenant's use seven parking spaces in the parking area adjacent to the Building. The manner of allocation of parking spaces, as well as the methods of control of same, shall be in the sole and absolute discretion of Landlord.

                                   ARTICLE 18

                  ACCESS, CHANGES IN BUILDING FACILITIES, NAME

        18.01. All walls, windows and doors bounding the Demised Premises (including exterior Building walls, core corridor walls and doors and any core corridor entrance), except the inside surfaces thereof, any terraces or roofs adjacent to the Demised Premises, and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan room, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purposes of operation, maintenance, decoration and repair are reserved to Landlord.


        18.02. Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within the demising walls, bearing columns and ceilings of the Demised Premises.

        18.03. Landlord or Landlord's agent shall have the right upon request (except in emergency under clause (ii) hereof) to enter and/or pass through the Demised Premises or any part

                                      25.

thereof, at reasonable times during reasonable hours, (i) to examine the Demised Premises and to show them to the fee owners, lessors of superior leases, holders of superior mortgages, or prospective purchasers, mortgagees or lessees of the Building as an entirety, and (ii) for the purpose of making such repairs or changes or doing such repainting in or to the Demised Premises or its facilities, as may be provided for by this lease or as may be mutually agreed upon by the parties or as Landlord may be required to make by law or in order to repair and maintain said structure or its fixtures or facilities. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required for such repairs, changes, repainting or maintenance, without liability to Tenant, but Landlord shall not unreasonably interfere with Tenant's use of the Demised Premises. Landlord shall also have the right to enter on and/or pass through the Demised Premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting the Demised Premises or said structure.

        18.04. During the period of eighteen (18) months prior to the Expiration Date Landlord may exhibit the Demised Premises to prospective tenants.

        18.05. Landlord reserves the right, at any time after completion of the Building, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators and stairways thereof, as it may deem necessary or desirable.

        18.06. Landlord may adopt any name for the Building. Landlord reserves the right to change the name or address of the Building at any time.

        18.07. For the purposes of Article 18, the term "Landlord" shall include lessors of leases and the holders of mortgages to which this lease is subject and subordinate as provided in Article 7.


                                   ARTICLE 19

                              NOTICE OF ACCIDENTS

        19.01. Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of (i) any accident in or about


                                      26.

the Demised Premises for which Landlord might be liable, (ii) all fires in the Demised Premises, (iii) all damage to or defects in the Demised Premises, including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible, and (iv) all damage to or defects in any parts or appurtenances of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator and other systems located in or passing through the Demised Premises or any part thereof.


                                   ARTICLE 20

                       NON-LIABILITY AND INDEMNIFICATION

        20.01. Neither Landlord nor any agent or employee of Landlord shall be liable to Tenant for any injury or damage to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any property of Tenant or of any other person, irrespective of the cause of such injury, damage or loss, unless caused by or due to the negligence of Landlord, its agents or employees without contributory negligence on the part of Tenant, it being understood that no property, other than such as might normally be brought upon or kept in the Demised Premises as an incident to the reasonable use of the Demised Premises for the purposes herein permitted, will be brought upon or be kept in the Demised Premises.

        20.02. Tenant shall indemnify and save harmless Landlord and its agents against and from (a) any and all claims (i) arising from (x) the conduct or management of the Demised Premises or of any business therein, or (y) any work or thing whatsoever done, or any condition created (other than by Landlord for Landlord's or Tenant's account) in or about the Demised Premises during the term of this lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises, or (ii) arising from any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants or licensees or its or their employees, agents or contractors, and (b) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding.



                                      27.

        20.03. Except as otherwise expressly provided in this lease, this lease and the obligations of Tenant hereunder shall be in no wise affected, impaired or excused because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this lease by reason of strike, other labor trouble, governmental pre-emption or priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or other like cause beyond Landlord's reasonable control.


                                   ARTICLE 21

                             DESTRUCTION OR DAMAGE

        21.01. If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other cause, then, whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents or visitors (and if this lease shall not have been terminated as in this Article hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises, at its expense, with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of Tenant's Property.


        21.02. If the Building or the Demised Premises shall be partially damaged or partially destroyed by fire or other cause not attributable to the fault, negligence or misuse of the Demised Premises by the Tenant, its agents or employees, the rents payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered untenantable and for the period from the date of such damage or destruction to the date the damage shall be repaired or restored. If the Demised Premises or a major part thereof shall be totally (which shall be deemed to include substantially totally) damaged or destroyed or rendered completely (which shall be deemed to include substantially completely) untenantable on account of fire or other cause, the rents shall abate as of the date of the damage or destruction and until Landlord shall repair, restore and rebuild the Building and the Demised Premises, provided, however, that should Tenant reoccupy a portion of the Demised Premises during the period the restoration work is taking place and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy.



                                      28.

        21.03. If the Building or the Demised Premises shall be totally damaged or destroyed by fire or other cause, or if the Building shall be so damaged or destroyed by fire or other cause (whether or not the Demised Premises are damaged or destroyed) as to require a reasonably estimated expenditure of more than 40% of the full insurable value of the Building immediately prior to the casualty, then in either such case Landlord may terminate this lease by giving Tenant notice to such effect within 180 days after the date of the casualty. In case of any damage or destruction mentioned in this Article, Tenant may terminate this lease by notice to Landlord, if Landlord has not completed the making of the required repairs and restored and rebuilt the Building and the Demised Premises within twelve (12) months from the date of such damage or destruction, or within such period after such date (not exceeding six (6) months) as shall equal the aggregate period Landlord may have been delayed in doing so by adjustment of insurance, labor trouble, governmental controls, act of God, or any other cause beyond Landlord's reasonable control.


        21.04. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article. Landlord shall use its best efforts to effect such repair or restoration promptly and in such manner as not unreasonably to interfere with Tenant's use and occupancy.


        21.05. Notwithstanding any of the foregoing provisions of this Article, if Landlord or the lessor of any superior lease or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other cause, by reason of some action or inaction on the part of Tenant or any of its employees, agents or contractors, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Tenant's rents.


        21.06. Landlord will not carry insurance of any kind on Tenant's Property, and, except as provided by law or by reason of its fault or its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same; to the extent that Tenant shall maintain insurance on Tenant's Property, Landlord shall not be obligated to repair any damage thereto or replace the same.



                                      29.

        21.07. The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and any law of the State of New Jersey providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.


        21.08. If the Demised Premises and/or access thereto become partially or totally damaged or destroyed by any casualty not insured against, then Landlord shall have the right to terminate this Lease upon giving the Tenant thirty (30) days notice and upon the expiration of said thirty (30) day notice period this Lease shall terminate as if such termination date were the Expiration Date.


                                   ARTICLE 22

                                 EMINENT DOMAIN

        22.01. If the whole of the Building shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose, this lease and the term and estate hereby granted shall forthwith terminate as of the date of vesting of title on such taking (which date is hereinafter also referred to as the "date of the taking"), and the rents shall be prorated and adjusted as of such date.

        22.02. If any part of the Building shall be so taken, this lease shall be unaffected by such taking, except that Tenant may elect to terminate this lease in the event of a partial taking, if the area of the Demised Premises shall not be reasonably sufficient for Tenant to continue feasible operation of its business and more than forty (40%) percent of the Demised Premises shall have been taken. Tenant shall give notice of such election to Landlord not later than thirty (30) days after the date of such taking. Upon the giving of such notice to Landlord this Lease shall terminate on the date of service of notice and the rents apportioned to the part of the Demised Premises so taken shall be prorated and adjusted as of the date of the taking and the rents apportioned to the remainder of the Demised Premises shall be prorated and adjusted as of such termination date. Upon such partial taking and this lease continuing in force as to any part of the Demised Premises, the rents apportioned to the part taken shall be prorated and adjusted as of the date of taking and from such date the fixed rent shall be reduced to the amount apportioned to the remainder of the Demised Premises and additional rent shall be payable pursuant to Article 5 according to the rentable area remaining.


                                      30.

        22.03. Except as specifically set forth in Section 22.04 hereof, Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Article without deduction therefrom for any estate vested in Tenant by this Lease and Tenant shall receive no part of such award. Tenant hereby expressly assigns to Landlord all of its right, title and interest in or to every such award.

        22.04. If the temporary use or occupancy or all or any part of the Demised Premises shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose during the term of this lease, Tenant shall be entitled, except as hereinafter set forth, to receive any award which does not serve to diminish Landlord's award in any respect and, if so awarded, for the taking of Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This lease shall be and remain unaffected by such taking and Tenant shall continue responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the fixed rent and additional rent when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award which represents compensation for the use or occupancy of the Demised Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period prior to the Expiration Date and Landlord shall receive so much thereof as represents the period subsequent to the Expiration Date. All moneys received by Tenant as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the rents hereunder have been paid by Tenant shall be received, held and applied by Tenant as a trust fund for payment of the rents falling due hereunder.

        22.05. In the event of any taking of less than the whole of the Building which does not result in a termination of this lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Demised Premises which does not extend beyond the expiration date, Landlord, at its expense, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the Demised Premises to substantially their former condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and Demised Premises provided that Landlord's liability under this Section 22.05 shall be limited to




                                      31.

the net amount (after deducting all costs and expenses, including, but not limited to, legal expenses incurred in connection with the eminent domain proceeding) received by Landlord as an award arising out of such taking, and provided further that Landlord shall have the right, if such taking occurs within the last three (3) years of the term of this Lease, to terminate this Lease by giving the Tenant written notice to such effect within ninety (90) days after such taking and this Lease shall then expire on the effective date stated in the notice as if that were the Expiration Date, but the fixed rent and the additional rent shall be prorated and adjusted as of the date of such taking.

        22.06. Should any part of the Demised Premises be taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Article, then, (i) if such compliance is the obligation of Tenant under this Lease, Tenant shall not be entitled to any diminution or abatement of rent or other compensation from Landlord therefor, but (ii) if such compliance is the obligation of Landlord under this Lease, the fixed rent hereunder shall be reduced and additional rents under Article 5 shall be adjusted in the same manner as is provided in Section 22.02 according to the reduction in rentable area of the Demised Premises resulting from such taking.


        22.07. Any dispute which may arise between the parties with respect to the meaning or application of any of the provisions of this Article shall be determined by arbitration in the manner provided in Article 33.


                                   ARTICLE 23

                                   SURRENDER

        23.01 On the last day of the term of this lease, or upon any earlier termination of this lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this lease, and Tenant shall remove all of Tenant's Property therefrom except as otherwise expressly provided in this lease.


                                      32.

                                   ARTICLE 24

                            CONDITIONS OF LIMITATION


        24.01. This lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment of the property of Tenant for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law, or whenever a petition shall be filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a permanent receiver of Tenant or of or for the property of Tenant shall be appointed, then Landlord,
(a) at any time after receipt of notice of the occurrence of any such event, or
(b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for thirty (30) days, Landlord may give Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 26.


        24.02. This lease and the term and estate hereby granted are subject to the further limitation that

                (a) whenever Tenant shall default in the payment of any installment of fixed rent, or in the payment of any additional rent or any other charge payable by Tenant to Landlord, on any day upon which the same ought to be paid, and such default shall continue for ten (10) days thereafter, or

                (b) whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant's obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within


                                      33.

        thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord to the risk of criminal liability or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not, (i) within said thirty (30) day period advise Landlord of Tenant's intention to duly institute all steps necessary to remedy such situation, (ii) duly institute within said thirty (30) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice of Landlord as shall reasonably be necessary, or

                (c) whenever any event shall occur or any contingency shall arise whereby this lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 8, or

                (d) whenever Tenant shall abandon the Demised Premises (unless as a result of a casualty),

then and in any of said cases this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate without the necessity of any notice or any further notice, as the case may be, with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 26.


                                   ARTICLE 25

                              RE-ENTRY BY LANDLORD

        25.01. If Tenant shall default in the payment of any installment of fixed rent, or of any additional rent, on any date upon which the same ought to be paid, and if such default shall continue for ten (10) days thereafter, or if this Lease shall expire as in Article 24 provided, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof,




                                      34.

in the name of the whole, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises again as and of its first estate and interest therein. The word "re-enter", as herein used, is not restricted to its technical legal meaning. In the event of any termination of this lease under the provisions of Article 24 or if Landlord shall re-enter the Demised Premises under the provisions of this Article or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the fixed rent and additional rent payable by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 26.


        25.02. In the event of a breach or threatened breach by Tenant of any of its obligations under this lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

        25.03. If this Lease shall terminate under the provisions of Article 24, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any fixed rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 26 or pursuant to law.


                                      35.

                                   ARTICLE 26

                                    DAMAGES

        26.01. If this lease is terminated under the provisions of Article 24, or if Landlord shall re-enter the Demised Premises under the provisions of
Article 25, or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either

                (a) a sum which at the time of such termination of this lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of

                        (1) the aggregate of the fixed rent and the additional
                rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination) for the period commencing with such earlier termination of this lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this lease not so terminated or had Landlord not so re-entered the Demised Premises, over

                        (2) the aggregate rental value of the Demised Premises
                for the same period, or

                (b) sums equal to the fixed rent and the additional rent (as above presumed) payable hereunder which would have been payable by Tenant had this lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this lease or




                                      36.

        in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Demised Premises for new tenants, brokers' commissions, and all other expenses properly chargeable against the Demised Premises and the rental therefrom; it being understood that any such reletting may be for a period shorter or longer than the remaining term of this lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this Subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

If the Demised Premises or any part thereof be relet by Landlord for the unexpired portion of the term of this lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting.

        26.02. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Article 24, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to seek and obtain as liquidated damages by reason of the termination of this lease or re-entry on the Demised Premises for the default of Tenant under this lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 26.01.


                                      37.

                                   ARTICLE 27

                                    WAIVERS

        27.01. Tenant, for Tenant, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this lease or after the termination of this lease as herein provided.

        27.02. In the event that Tenant is in arrears in payment of fixed rent or additional rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

        27.03. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, including any claim of injury or damage, or any emergency or other statutory remedy with respect thereto.

        27.04. The provisions of Articles 16 and 17 shall be considered express agreements governing the services to be furnished by Landlord, and Tenant agrees that any laws and/or requirements of public authorities, now or hereafter in force, shall have no application in connection with any enlargement of Landlord's obligations with respect to such services.


                                   ARTICLE 28

                       NO OTHER WAIVERS OR MODIFICATIONS

        28.01. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this lease, or to exercise any election herein contained, shall not be construed as a waiver


                                      38.

or relinquishment for the future of the performance of such one or more obligations of this lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination or effectuation of the abandonment is sought.

        28.02. The following specific provisions of this Section shall not be deemed to limit the generality of any of the foregoing provisions of this
Article:

                (a) No agreement to accept a surrender of all or any part of the Demised Premises shall be valid unless in writing and signed by Landlord. The delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this lease or a surrender of the Demised Premises. If Tenant shall at any time request Landlord to sublet the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant's property in connection with such subletting.

                (b) The receipt by Landlord of rent with knowledge of breach of any obligation of this lease shall not be deemed a waiver of such breach.

                (c) No payment by Tenant or receipt by Landlord of a lesser amount than the correct fixed rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this lease or at law provided.

                                   ARTICLE 29

                   CURING TENANT'S DEFAULTS, ADDITIONAL RENT

        29.01. If Tenant shall default in the performance of any of Tenant's obligations under this lease, Landlord, without thereby waiving such default, may (but shall not be obligated



                                      39.

to) perform the same for the account and at the expense of Tenant, without notice, in a case of emergency, and in any other case, only if such default continues after the expiration of (i) ten (10) days from the date Landlord gives Tenant notice of intention so to do, or (ii) the applicable grace period provided in Section 24.02 or elsewhere in this lease for cure of such default, whichever occurs later.

        29.02. Bills for any expenses incurred by Landlord in connection with any such performance by it for this account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting or endeavoring to collect the fixed rent or additional rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this lease, or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished, or rendered, by Landlord or at its instance to Tenant, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and, shall be due and payable in accordance with the terms of such bills.


                                   ARTICLE 30

                                     BROKER

        30.01. Tenant covenants, warrants and represents that there was no broker except The Boyle Company instrumental in consummating this lease and that no conversations or negotiations were had with any broker except concerning the renting of the premises. Tenant agrees to hold Landlord harmless against any claims for a brokerage commission arising out of any conversations or negotiations had by Tenant with any broker except


                                   ARTICLE 31

                                    NOTICES

        31.01. Any notice, statement, demand or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in



                                      40.

writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail, return receipt requested, addressed to the other party at the address hereinabove set forth (except that after the Commencement Date, Tenant's address, unless Tenant shall give notice to the contrary, shall be the Building) and shall be deemed to have been given, rendered or made on the date following the date of mailing. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demand or other communications intended for it.


                                   ARTICLE 32

                        ESTOPPEL CERTIFICATE, MEMORANDUM

        32.01. Each party agrees, at any time and from time to time, as requested by the other party, upon not less than ten (10) days' prior notice, to execute and deliver to the other a statement certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the fixed rent and additional rent have been paid, and stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing. If Tenant fails to deliver such notice, Landlord shall be deemed appointed as Tenant's attorney-in-fact to prepare and deliver such notice on behalf of Tenant, and Tenant shall be deemed bound thereby upon Landlord's furnishing a copy of the notice to Tenant.

        32.02 At the request of either party, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this lease sufficient for recording. Such memorandum shall not in any circumstances be deemed to change or otherwise affect any of the obligations or provisions of this lease.


                                   ARTICLE 33

                                  ARBITRATION

        33.01. Either party may request arbitration of any matter in dispute wherein arbitration is expressly provided in this

                                      41.

Lease as the appropriate remedy. The party requesting arbitration shall do so by giving notice to that effect to the other party. The arbitration shall be conducted, to the extent consistent with this Article, in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto) and application shall be made to the American Arbitration Association for the appointment of one (1) arbitrator. The arbitrator shall have the right to retain and consult experts and competent authorities skilled in the matters under arbitration. The arbitrator shall render his award within sixty (60) days after his appointment. Such award shall be in writing and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrator shall not add to, subtract from or otherwise modify the provisions of this lease.

        33.02. If for any reason whatsoever the written decision and award of the arbitrator shall not be rendered within sixty (60) days after his appointment, then at any time thereafter before such decision and award shall have been rendered either party may apply to the Superior Court or to any other court having jurisdiction and exercising the functions similar to those now exercised by such court, by action, proceeding or otherwise (but not by a new arbitration proceeding) as may be proper to determine the question in dispute consistently with the provisions of this lease.

        33.03. Each party shall pay the fees and expenses of the arbitration equally.


                                   ARTICLE 34

             NO OTHER REPRESENTATIONS, CONSTRUCTION, GOVERNING LAW

        34.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this lease and shall expressly refer to this lease. This lease and said other written agreement(s) made concurrently herewith are hereinafter referred to as the "lease documents". It is understood and agreed that all understandings and agreements hereto-



                                      42.

fore had between the parties are merged in the lease documents, which alone fully and completely express their agreements and that the same are entered into after full investigation, neither party relying upon any statement or representation not embodied in the lease documents, made by the other.

        34.02. If any of the provisions of this lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held, invalid or unenforceable, shall not be affected thereby, and every provision of this lease shall be valid and enforceable to the fullest extent permitted by law.

        34.03. This lease shall be governed in all respects by the laws of the State of New Jersey.


                                   ARTICLE 35

                                    SECURITY


        35.01 Tenant has deposited with Landlord the Burn of $ 10,566.00 receipt of which is hereby acknowledged. Said deposit (sometimes referred to as the "Security Deposit") shall be held by Landlord as security for the faithful performance by Tenant of all the terms of the Lease by said Tenant to be observed and performed. The Security Deposit shall not and may not be mortgaged, assigned, transferred or encumbered by Tenant, without the written consent of Landlord, and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord. If any of the fixed or additional rent herein reserved or any other sum payable by Tenant to Landlord shall be overdue and unpaid, or if Landlord makes payment on behalf of Tenant, or if Tenant shall fail to perform any of the terms, covenants and conditions of the Lease, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply the entire Security Deposit or so much thereof as may be necessary to compensate Landlord toward the payment of fixed or additional rent and any loss or damage sustained by Landlord due to such breach on the part of Tenant, plus expenses; and Tenant shall forthwith upon demand restore the Security Deposit to the original sum deposited. The issuance of a warrant and/or the re-entering of the Demised Premises by Landlord for any default on the part of Tenant or for any other reason prior to



                                      43.

the expiration of the Demised Term shall not be deemed such a termination of the Lease as to entitle Tenant to the recovery of the Security Deposit. If Tenant complies with all of the terms, covenants and conditions of the Lease and pays all of the fixed and additional rent and all other sums payable by Tenant to Landlord as they fall due, the Security Deposit shall be returned in full to Tenant after the expiration of the Demised Term and within thirty days after delivery of possession of the Demised Premises to Landlord. In the event of bankruptcy or other creditor-debtor proceedings against Tenant, the Security Deposit and all other securities shall be deemed to be applied first to the payment of fixed and additional rent and other charges due Landlord for all periods prior to the filing of such proceedings. In the event of sale by Landlord of the Building, Landlord may deliver the then balance of the Security Deposit to the transferee of Landlord's interest in the Demised Premises and Landlord shall thereupon be discharged from any further liability with respect to the Security Deposit, and this provision shall also apply to any subsequent transferees. No holder of a superior mortgage or a lessor's interest in a superior lease to which the Lease is subordinate shall be responsible in connection with the Security Deposit, by way of credit or payment of any fixed or additional rent, or otherwise, unless such mortgagee or lessor actually shall have received the entire Security Deposit.


                                   ARTICLE 36

                                 PARTIES BOUND


        36.01. The obligation of this lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 8 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 24. However, the obligations of Landlord under this lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building as owner or lessee thereof and in event of such transfer said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Building, but only with respect to the period ending with a subsequent transfer within the meaning of this Article.



                                      44.

         36.02. If Landlord shall be an individual, joint venture, tenancy in common, copartnership, unincorporated association, or other unincorporated aggregate of individuals and/or entities or a corporation, Tenant shall look only to such Landlord's estate and property in the Building (or the proceeds thereof) and, where expressly so provided in this lease, to offset against the rents payable under this lease, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of such Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Demised Premises.


                                   ARTICLE 37

                     CERTAIN DEFINITIONS AND CONSTRUCTIONS


         37.01. For the purposes of this lease and all agreements supplemental to this lease, unless the context otherwise requires the definitions set forth in Exhibit E annexed hereto shall be utilized.

         37.02. The various terms which are italicized and defined in other Articles of this lease or are defined in Exhibits annexed hereto, shall have the meanings specified in such other Articles and such Exhibits for all purposes of this lease and all agreements supplemental thereto, unless the context shall otherwise require.

         37.03. The Article headings in this lease and the Index prefixed to this lease are inserted only as a matter of convenience in reference and are not to be given any effect whatsoever in construing this lease.




                                      45.

                                   ARTICLE 38


                           REPRESENTATIVES AUTHORIZED


38.01 The above signatures represent that they are authorized by their respective entities to execute this agreement, and that Tenant will supply a Board Resolution confirming same.

                             [LETTERHEAD ILLEGIBLE]

BEGINNING at the point of intersection of the westerly line of South Street and the northerly line of Central Avenue; thence 1) along the said northerly line of Central Avenue North 87 degrees 47 minutes West 408.58 feet to a point in the easterly line of lands now or formerly of the L.B. Coddington Co.; thence 2) along the said line of lands of L.B. Coddington Co., North 2 degrees 13 minutes West 508.70 feet to a point in the southerly line of lands now or formerly of Paul R. Badgley; thence 3) along the said line of lands of Paul R. Badgley
North 78 degrees 38 minutes East 231.35 feet to a point in the said westerly line of South Street; thence 4) along the said westerly line of South Street; South 40 degrees 36 minutes East 166.10 feet to a point of curve; thence 5) still along the said westerly line of South Street on a curve to the right having a radius of 344.19 feet an arc distance of 228.48 feet to a point of tangency; thence 6) still along the said westerly line of South Street South 2 degrees 34 minutes East 235.26 feet to the point or place of BEGINNING.

The above description describes the entire parcel occupied by the office building of which the demised premises forms a part and also includes the Murray Hill Motor Inn building, parking appurtenances, et cetera. It is not the intention of this description that the demised premises includes the above description, but merely sets forth the entire parcel of which the demised premises in the office building forms a part.

                                   EXHIBIT B

[TENANT LAYOUT PLAN]                                     BARRINGER TECHNOLOGIES

                                   EXHIBIT C

                              LANDLORDS WORKLETTER

1) Landlord will paint and repair all walls and door frames with two coats of latex paint, color to be chosen by Tenant.

2)       Replace or repair any window blinds and screens.

3)       Replace any stained or broken ceiling tiles.

4)       Shampoo and clean all carpeted areas of the demised premises.

5)       Clean all windows and sills of the demised premises.

6)       Landlord agrees to repair any carpeting as necessary.

                                   EXHIBIT D

                             RULES AND REGULATIONS


         1. The rights of tenants in the entrances, corridors, elevators and escalators of the Building are limited to ingress to and egress from the tenants' premises for the tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. The Landlord reserves the right to control and operate the public portions of the building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

         2. The Landlord may refuse admission to the Building outside of ordinary business hours to any person not having a pass issued by the Landlord or the tenant whose premises are to be entered or not otherwise properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Any person whose presence in the Building at any time shall, in the judgment of the Landlord, be prejudicial to the safety, character, reputation and interests of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion the Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property of the Building. The

Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on the Landlord for the protection of any tenant against the removal of property from the premises of the tenant. The Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant's premises or the Building under the provisions of this rule. Canvassing, soliciting or peddling in the Building is prohibited and every tenant shall co-operate to prevent the same.

         3. No tenant shall obtain or accept for use in its premises ice, drinking water, food, beverage, towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by the Landlord in writing to furnish such services, provided that the charges for such services by persons authorized by the Landlord are not excessive and where appropriate and consonant with the security and proper operation of the Building, sufficient persons are so authorized for the same service to provide tenants with a reasonably competitive selection. Such services shall be furnished only at such hours, in such places within the tenant's premises and under such reasonable regulations as may be fixed by the Landlord.

         4. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or the employees, licensees or invitees of the tenant, shall be paid by such tenant.

         5. No lettering, sign, advertisement, notice or object shall be displayed in or on the windows or doors, or on the outside of any tenant's premises, or at any point inside any tenant's premises where the same might be visible outside of such premises, except that the name of the tenant may be displayed on the entrance door of the tenant's premises, and in the elevator lobbies of the floors which are occupied entirely by any tenant, subject to the approval of the Landlord as to the size, color and style of such display. The inscription of the name of the tenant on the door of the tenant's premises shall be done by the Landlord at the expense of the tenant. Listing of the name of the tenant on the directory boards in the Building shall be done by the Landlord at its expense, any other listings shall be in the discretion of the Landlord.

         6. No awnings or other projections over or around the windows shall be installed by any tenant, and only such window blinds as are supplied or permitted by the Landlord shall be used in a tenant's premises. Linoleum, tile or other floor covering shall be laid in a tenant's premises only in a manner approved by the Landlord.

         7. The Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon a tenant's premises. If, in the judgment of the Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as the Landlord shall determine. The moving of safes and other heavy objects shall take place only outside of ordinary business hours upon previous notice to the Landlord, and the persons employed to move the same in and out of the Building shall be reasonably acceptable to the Landlord and, if so required by law, shall hold a Master Rigger's license. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only in the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by the Landlord. Arrangements will be made by the Landlord with any tenant for moving large quantities of furniture and equipment into or out of the building.

         8. No machines or mechanical equipment of any kind other than typewriters and other ordinary portable business machines, may be installed or operated in any tenant's premises without Landlord's prior written consent, and in no case (even where the same are of a type so excepted or as so consented to by the Landlord) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants; but machines and mechanical equipment which may be permitted to be installed and used in a tenant's premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

         9. No noise, including the playing of any musical instruments, radio or television, which, in the judgment of the Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant, and no cooking shall be done in the tenant's premises, except as expressly approved by the Landlord. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of the Landlord, might cause any such impairment or interference. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant. Any cuspidors or similar containers or receptacles used in any tenant's premises shall be cared for and cleaned by and at the expense of the tenant.

         10. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein.

         11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant's premises and no lock on any door therein shall be changed or altered in any respect. Additional keys for a tenant's premises and toilet rooms shall be procured only from the Landlord, which may make a reasonable charge therefor. Upon the termination of a tenant's lease, all keys of the tenant's premises and toilet rooms shall be delivered to the Landlord.

         12. All entrance doors in each tenant's premises shall be left locked and all windows shall be left closed by the tenant when the tenant's premises are not in use. Entrance doors shall not be left open at any time.



         13. Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

         14. All windows in each tenant's premises shall be kept closed and all blinds therein above the ground floor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the Building air conditioning system to cool or ventilate the tenant's premises.

         15. The Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the tenants, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. The Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of the rules and regulations at any time prescribed by the Building.

                                   EXHIBIT E


                                  DEFINITIONS


         (a) The term mortgage shall include an indenture of mortgage and deed of trust to a trustee to secure an issue of bonds, and the term mortgagee shall include such a trustee.

         (b ) The terms include, including and such as shall each be construed as if followed by the phrase, "without being limited to".

         (c) The term obligations of this lease, and words of like import, shall mean the covenants to pay rent and additional rent under this lease and all of the other covenants and conditions contained in this lease. Any provision in this lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition, or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.

         (d) The term Tenant's obligations hereunder, and words of like import, and the term Landlord's obligations hereunder, and words of like import, shall mean the obligations of this lease which are to be performed or observed by Tenant, or by Landlord, as the case may be. Reference to performance of either party's obligations under this lease shall be construed as "performance and observance".

         (e) Reference to Tenant being or not being in default hereunder, or words of like import, shall mean that Tenant is in default in the performance of one or more of Tenant's obligations hereunder, or that Tenant is not in default in the performance of any of Tenant's obligations hereunder, or that a condition of the character described in Section 24.01 has occurred and continues or has not occurred or does not continue, as the case may be.

         (f) References to Landlord as having no liability to Tenant or being without liability to Tenant, shall mean that Tenant is not entitled to terminate this lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other kind of liability whatsoever against Landlord under or with respect to this lease or with respect to Tenant's use or occupancy of the Demised Premises.

         (g) The term laws and/or requirements of public authorities and words of like import shall mean laws and ordinances of any or all of the Federal, state, city, county and borough governments and rules, regulations, orders and/or directives of any or all departments, subdivisions, bureaus, agencies or offices thereof, or of any other governmental, public or quasi-public authorities, having jurisdiction in the premises, and/or the direction of any public officer pursuant to law.

         (h) The term requirements of insurance bodies and words of like import shall mean rules, regulations, orders and other requirements of the New Jersey Board of Fire Underwriters and/or the New Jersey Fire Insurance Rating Organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance of the Building and/or the Demised Premises.

         (i) The term repair shall be deemed to include restoration and replacement as may be necessary to achieve and/or maintain good working order and condition.

         (j) Reference to termination of this lease includes expiration or earlier termination of the term of this lease or cancellation of this lease pursuant to any of the provisions of this lease or to law. Upon a termination of this lease, the term and estate granted by this lease shall end at noon of the date of termination as if such date were the date of expiration of the term of this lease and neither party shall have any further obligation or liability to the other after such termination (i) except as shall be expressly provided for in this lease, or (ii) except for such obligation as by its nature or under the circumstances can only be, or by the provisions of this lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this lease.

         (k) The term in full force and effect when herein used in reference to this lease as a condition to the existence or exercise of a right on the part of Tenant shall be construed in each instance as including the further condition that at the time in question no default on the part of Tenant exists, and no event has occurred which has continued to exist for such period of time (after the notice, if any, required by this lease), as would entitled Landlord to terminate this lease or to dispossess Tenant.

         (l) The term Tenant shall mean Tenant herein named or any assignee or other successor in interest (immediate or remote) of Tenant herein named, while such Tenant or such assignee or other successor in interest, as the case may be, is in possession of the Demised Premises as owner of the Tenant's estate and interest granted by this lease and also, if Tenant is not an individual or a corporation, all of the persons, firms and corporations then comprising Tenant.

         (m) Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

         (n) The rule of ejusdem generis shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

         (o) All references in this lease to numbered Articles, numbered Sections and lettered Exhibits are references to Articles and Sections of this lease, and Exhibits annexed to (and thereby made part of) this lease, as the case may be, unless expressly otherwise designated in the context.

WITNESS:


/s/                                    /s/
---------------------------            -----------------------------------------
                                       MURRAY HILL INN ASSOCIATES
                                       A Limited Partnership by its General
                                       Partner The Boyle Group, A Limited
                                       Partnership by its General Partner Murray
                                       Hill 91, Inc. by William A. Boyle III,
                                       President

ATTEST:                                BARRINGER TECHNOLOGIES, INC.


/s/                                    /s/ STANLEY BINDER, President
---------------------------            -----------------------------------------